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                                                                    EXHIBIT 16.1


                  [ERNST & YOUNG LLP LETTERHEAD APPEARS HERE]


November 15, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 14, 1996, of Liberte Investors, Inc. and are in agreement with the statements contained in the second paragraph of Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP